AS FILED WITH THE SECURITIES AND EXCHANGE
                          COMMISSION ON MARCH 16, 2000

                                                  Registration No. 333-_________

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ClearWorks.net, Inc.
              ---------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                                       76-0576542
         --------                                       ----------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)


2450 Fondren, Suite 200, Houston, Texas                      77063
---------------------------------------                      -----
(Address of Principal Executive Offices)                   (Zip Code)


                              CLEARWORKS.NET, INC.
                          1999 LONG-TERM INCENTIVE PLAN
                                       AND
                             1998 STOCK WARRANT PLAN
--------------------------------------------------------------------------------
                           (Full titles of the plans)

                   Michael T. McClere, Chief Executive Officer
                              ClearWorks.net, Inc.
                             2450 Fondren, Suite 200
                              Houston, Texas 77063
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (713) 334-2595
           -----------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                             Alan L. Talesnick, Esq.
                             Francis B. Barron, Esq.
                                Patton Boggs LLP
                         1660 Lincoln Street, Suite 1900
                             Denver, Colorado 80264
                                 (303) 830-1776



                                           CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
                                                           Proposed maximum       Proposed maximum
  Title of securities to be           Amount to be        offering price per     aggregate offering    Amount of
       registered (1)                 registered                 unit                  price           registration fee
------------------------------------------------------------------------------------------------------------------------
Common Stock that may be              10,000,000               -- (2)                -- (2)                -- (2)
issued pursuant to
Registrant's 1999 Long Term
Incentive Plan
------------------------------------------------------------------------------------------------------------------------
Common Stock that may be              5,000,000                -- (2)                -- (2)                -- (2)
issued pursuant to
Registrant's 1998 Stock
Warrant Plan
------------------------------------------------------------------------------------------------------------------------
                       TOTALS         15,000,000                                     -- (2)                -- (2)
========================================================================================================================


(1) Consists of 10,000,000 shares issued or issuable pursuant to the Company's 1999 Long-Term Incentive Plan and 5,000,000 shares issued or issuable pursuant to the Company's 1998 Stock Warrant Plan. Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 1999 Long Term Incentive Plan.

(2) The registration fee for these shares previously was paid in connection with Registrant's registration statements on Form S-8 which were filed with the Commission on December 29, 1999 (File No. 333-93781) and January 27, 2000 (File No. 333-95515). In accordance with General Instruction E to Form S-8, no additional registration fee is necessary with respect to these shares.

          INCORPORATION OF EARLIER REGISTRATION STATEMENT BY REFERENCE

     This Registration Statement on Form S-8 of ClearWorks.net, Inc. (the "Company") incorporates by reference the contents of the Company's Registration Statement on Form S-8 (File No. 333-93781) as filed with the Securities And Exchange Commission (the "Commission") on December 29, 1999 and the contents of the Company's Registration Statement on Form S-8 (File No. 333-95515) as filed with the Commission on January 27, 2000.

                                    THE PLANS

     This Registration Statement relates to 10,000,000 shares of common stock issuable upon the exercise of stock options or stock awards that have been granted or may be granted to key employees of the Company and its subsidiaries and others pursuant to the Company's 1999 Long-Term Incentive Plan (the "1999 Plan"). The 1999 Plan was approved by our Board Of Directors on May 12, 1999 and is subject to approval by the Company's stockholders at the 2000 Annual Meeting Of Stockholders. No shares may be issued pursuant to the 1999 Plan unless and until the 1999 Plan is approved by the stockholders. Pursuant to the 1999 Plan, an aggregate of 10,000,000 share of common stock may be granted to key employees and other persons who have contributed or are contributing to our success. Alternatively, options to purchase common stock, stock appreciation rights or cash may be granted instead of outright awards of stock. The options that may be granted pursuant to the 1999 Plan may be either incentive options qualifying for beneficial tax treatment for the recipient or nonqualified options.

     This Registration Statement also relates to 5,000,000 shares of common stock issuable upon the exercise of stock options that have been granted or may be granted to key employees of the Company and its subsidiaries and others pursuant to the Company's 1998 Stock Warrant Plan (the "1998 Plan"). The 1998 Plan was approved by our Board Of Directors on May 12, 1999. Pursuant to the 1998 Plan, we may issue warrants to purchase common stock to key employees, directors and other persons who have contributed or are contributing to our success. The maximum number of shares underlying all warrants that may be granted pursuant to the 1998 Plan is limited to 5,000,000 shares.

                           THIS REGISTRATION STATEMENT

     This registration statement relates to two separate prospectuses.

     Items 1 and 2 of this Part I, and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Form S-8, constitute the first prospectus relating to offers by our employees, consultants and others of up to 10,000,000 shares of common stock that may be issued pursuant to our 1999 Plan and of up to 5,000,000 shares of common stock that may be issued pursuant to our 1998 Plan. Pursuant to the requirements of Form S-8 and Rule 428, we will deliver or cause to be delivered to plan participants any required information as specified by Rule 428(b)(1). The second prospectus, referred to as the re-offer prospectus, relates to the re-offer or resale of any shares which are deemed to be control securities or restricted securities under the Securities Act of 1933.

     Neither the 1999 Plan nor the 1998 Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974. Participants in either plan may obtain additional information regarding the plans by calling us at (713) 334-2595 or writing to us at ClearWorks.net, Inc., Attention: Stockholder Relations, 2450 Fondren, Suite 200, Houston, Texas 77063.

                                                              REOFFER PROSPECTUS



                              CLEARWORKS.NET, INC.
                        15,000,000 Shares Of Common Stock



     This prospectus relates to the transfer of up to 15,000,000 shares of common stock of ClearWorks.net, Inc. by the selling stockholders identified in this prospectus who may receive common stock pursuant to the plans described in this prospectus. The shares have been, or will be, acquired by the selling stockholders upon the exercise of options and warrants granted under our 1999 Long-Term Incentive Plan and 1998 Stock Warrant Plan, or other stock awards pursuant to the 1999 Long-Term Incentive Plan.

     The selling stockholders may sell their shares at market prices prevailing at the time of transfer, prices related to the prevailing market prices, or negotiated prices. Brokerage fees or commissions may be paid by the selling stockholders in connection with sales of shares.

     We will not receive any of the proceeds from the sale of the shares by the selling stockholders. However, we will receive proceeds from the exercise, if any, of options and warrants that have been or may be granted pursuant to the plans.

     Our common stock is quoted on the OTC Bulletin Board under the symbol "CLWK". On March 15, 2000, the closing price of the common stock was $8.75 per share.

     Investing in our shares involves certain risks. See the "Risk Factors" section beginning on page 4.

     Neither the Securities And Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.










                  The date of this prospectus is March 16, 2000

                    ----------------------------------------

                                TABLE OF CONTENTS
                    ----------------------------------------



PROSPECTUS SUMMARY..........................................................3

RISK FACTORS................................................................4

THE COMPANY.................................................................6

SELLING STOCKHOLDERS........................................................6

PLAN OF DISTRIBUTION........................................................9

LEGAL MATTERS...............................................................9

EXPERTS.....................................................................9

SECURITIES AND EXCHANGE COMMISSION POSITION ON
CERTAIN INDEMNIFICATION.....................................................9

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS AND
CAUTIONARY STATEMENTS.......................................................9

WHERE YOU CAN FIND MORE INFORMATION.........................................10

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................10

                               PROSPECTUS SUMMARY

         The  following  summary  highlights   information   contained  in  this
     prospectus. It may not be complete and may not contain all the information that you should consider before investing in the Common Stock. You should read this entire prospectus carefully, including the "RISK FACTORS" section.


The Company                   We provide voice, data and video transmission
                              services to residential and commercial customers located primarily in the Houston, Texas area. Our services consist of installing and maintaining fiber optic cable. We then sell Internet access, telephone service, and television programming over those lines.

The Offering                  The selling stockholders may use this prospectus
                              to sell a total of 15,000,000 shares of common stock. The shares have been or will be acquired by the selling stockholders pursuant to our 1999
                              Long-Term Incentive Plan and 1998 Stock Warrant
                              Plan.

                              We will not receive any proceeds from sales of common stock as described in this prospectus. However, we will receive proceeds from the exercise, if any, of options and warrants to purchase shares of common stock, which options or warrants have been or may be issued pursuant to the Plans.

Company Offices               Our offices are located at 2450 Fondren, Suite
                              200, Houston, Texas 77063, telephone number (713)
                              334-2595.

                                  RISK FACTORS

     Prospective investors should carefully consider the following factors that affect us, together with the other information contained in this prospectus.

We have had operating losses in the past and there is no guarantee that we will again be profitable.

     We had net losses of $252,316 for the fiscal year ended December 31, 1998 and of $757,000 for the nine-month period ended September 30, 1999. Although we did have net earnings of $8,338 for the fiscal year ended December 31, 1997, there is no assurance that our future operations will again be profitable.

We depend on key employees and our business may suffer if we lose either of these employees.

     We are highly dependent on the services of Michael T. McClere, our Chairman of the Board and Chief Executive Officer, and Shannon D. McLeroy, our President and Secretary. The loss of either or both of Mr. McClere or Mr. McLeroy could hurt our business. We do not carry "key man" life insurance on Mr. McClere or Mr. McLeroy, and there is no guarantee that we could replace either at an affordable compensation level.

We depend on the availability of skilled labor which is difficult to attract and retain.

     We are growing rapidly, and our future success will depend to a significant extent upon our ability to attract, train and retain skilled technical, management, sales, marketing and consulting personnel. Competition for skilled personnel is intense, and if we fail to attract or retain such personnel our business could suffer.

Many of our competitors have more resources than we do.

     Our Bundled Digital Services sm business is in intense competition with many cable, telephone and Internet companies, and competition is expected to increase. Our ability to compete depends upon many factors, some of which are beyond our control, including the timing of introduction of new products and enhancements to existing products that we and our competitors have developed, customer service and support, sales and marketing efforts, and the performance, price and reliability of our products.

     Our competition includes Internet service providers, telecommunications companies and cable television companies that have longer operating histories, longer customer relationships, and substantially greater financial, management, technical development, sales, marketing, and other resources. We currently represent less than 1% of the domestic cable, telecommunications, and Internet market.

     We believe that our strengths in attracting customers include: referrals from existing customers; our sales and marketing efforts, including establishment of strategic relationships within the residential and commercial real estate markets; customer service; and the overall cost-effectiveness of our products. We believe that these strengths will assist our efforts to attract a share of the ever-increasing market of customers who are requiring that their telephone, video and Internet services be provided by a single company. However, this trend also could cause greater competition, resulting in increased pricing pressures which could negatively affect our business, results of operations and financial condition.

New government regulation could hurt our business.

     Our telecommunication and cable products are regulated by the federal, state and local governments. We are generally required to obtain regulatory approvals in connection with providing telephone and television services. For example, the cable and satellite television industry is regulated by the Congress and the Federal Communications Commission (the "FCC"), and various legislative and regulatory proposals under consideration from time to time may substantially affect our business. There is no guarantee that new laws or regulations will not affect our operations or that appropriate regulatory approvals will continue to be obtained.

We are growing rapidly and may not be able to sustain our rapid growth.

     Because of our small size, we desire to continue to grow rapidly in order to achieve economies of scale. Although there is no assurance that this rapid growth will occur, to the extent that it does occur it will place a significant strain on our financial, technical, operational and administrative resources. If we fail to continue to upgrade our technical, administrative, operating and financial control systems, or if unexpected difficulties occur, our business, financial condition and results of operations could be negatively affected and our growth rate could be slowed or eliminated.

Our common stock is subject to penny stock regulation.

     The Securities and Exchange Commission (the "Commission") has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Generally, penny stocks are equity securities with a price of less than $5.00 (other than securities registered on national securities exchanges or quoted on the NASDAQ system). When our shares are traded for less than $5 per share, as they currently are, the shares will be subject to the Commission's penny stock rules unless (1) our net tangible assets exceed $5,000,000 during our first three years of continuous operations or $2,000,000 after our first three years of continuous operations; or (2) we have had average revenue of at least $6,000,000 for the last three years. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prescribed by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As long as the common stock is subject to the penny stock rules, stockholders may find it difficult to sell their common stock.

There may be no market for the common stock, and stock prices have been volatile.

     There may be no ready market for the common stock and an investor cannot expect to liquidate his investment regardless of the necessity of doing so. Investors should recognize the illiquidity of an investment in the common stock. Also, there has been an extremely limited public market for the common stock, and there is no assurance that the market will be sustained or will expand.

     The price of the common stock is highly volatile. Due to the low price of the common stock, many brokerage firms may not deal with the common stock because it may not be economical for them to do so. This could have an adverse effect on developing and sustaining the market for the common stock. In addition, there is no assurance that an investor will be in a position to borrow funds using the common stock as collateral.

     For the foreseeable future, trading in the common stock, if any, will occur in the over-the-counter market and the securities will be quoted on the OTC Bulletin Board. The closing price for the common stock on March 15, 2000 was $8.75. We do not anticipate that the common stock will qualify for listing on the NASDAQ stock market or any other market or exchange in the near future. Holders of the common stock may be unable to sell their common stock when they wish to do so, if at all. In addition, the free transferability of the common stock will depend on the securities laws of the various states in which it is proposed the common stock be traded.

A block of our stock is owned by insiders.

     As of March 15, 2000, our current officers and directors as a group, together with their affiliates, beneficially owned approximately 38.6 percent of our stock.

                                   THE COMPANY

     We sell voice, data and video transmission services to residential and commercial customers. Our operations are primarily focused in the Houston, Texas area and we also have a small office in Las Vegas, Nevada. In addition, we have entered into agreements to begin offering similar services to customers in the San Antonio, Texas area.

     In order to provide our services, we install and maintain fiber optic and copper data transmission lines from our data transmission facilities to our prospective customers' properties. After the lines have been installed, we sell our customers telephone service, access to the Internet, and cable and satellite television programs, all of which are transmitted in digital format over the same lines. We refer to our ability to simultaneously offer telephone, Internet and video products as "Bundled Digital Services sm", and we have applied for trademark protection for the term Bundled Digital Services sm.

     Our main corporate office is located at 2450 Fondren, Suite 200, Houston, Texas 77063. Our telephone number is (713) 334-2595 and our fax number is (713) 334-6565.

                              SELLING STOCKHOLDERS

     We are registering, on behalf of the selling stockholders, a total of 10,000,000 shares of common stock that may be issued pursuant to the 1999 Plan and a total of 5,000,000 shares that may be issued pursuant to the 1998 Plan. These shares may be issued to the selling stockholders upon (1) the grant of stock awards pursuant to the 1999 Plan, (2) the exercise, if any, of options to purchase common stock, which options have been or may be granted pursuant to the 1999 Plan, or (3) the exercise, if any, of warrants to purchase common stock, which warrants have been or may be issued pursuant to the 1998 Plan.

     If shares are issued to the selling stockholders as described above, the selling stockholders, or their donees, pledgees, transferees or other successors in interest, may choose to sell their shares from time to time on any national securities exchange or quotation service (including the OTC Bulletin Board), in the over-the counter market or through the writing of options, at market prices prevailing at the time of the sale, in privately negotiated transactions or through a combination of these methods. In addition, the selling stockholders, or their donees, pledgees, transferees or other successors in interest, may choose one or more of the following alternatives:

     * a block trade in which a broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal in order to facilitate the transaction;

     * purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; and

     * ordinary brokerage transactions and transactions in which the broker solicits purchasers.

     The selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging in positions they assume. The selling stockholders also may sell shares short and deliver shares to close out short positions, or loan or pledge shares to broker-dealers that in turn may sell the shares.

     If the selling stockholders sell shares to or through underwriters, broker-dealers or agents, such underwriters, brokers, dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of shares from whom they may act as agent or to whom they may sell as principal. Any particular discounts, concessions or commissions regarding particular underwriters, broker-dealers or agents may be in excess of those customary for the types of transactions involved.

     The selling stockholders and any broker-dealers who act in connection with the sale of their shares of our common stock under this prospectus may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 and any commissions received by them and profit on any resale of their shares of our common stock as principals might be deemed to be underwriting discounts and commissions under the Securities Act.

     The following table sets forth the name and position of each prospective selling stockholder who is a director or executive officer of our company; the number of shares of common stock owned as of the date of this prospectus, including shares which may be acquired pursuant to the exercise of outstanding options and warrants; and the number of shares and the percentage of all outstanding shares owned assuming the sale of all the shares covered by this prospectus.

                                                                                          After Offering
                                                                                           --------------
                                                  Number Of Shares   Number Of Shares
                                                   Owned Prior To       Covered By      Number Of
        Name                   Position              Offering (1)        Prospectus      Shares        Percent
        ----                   --------              ------------        ----------      ------        -------
Michael T. McClere    Chief Executive Officer,      6,103,699 (2)        500,000        5,603,699        25.1%
                      Chairman Of The Board,
                      and Director
Shannon D. McLeroy    President and Secretary       2,875,625 (3)        500,000        2,375,625        11.1%
Carl A. Chase         Chief Financial Officer         400,000 (4)        400,000           -0-            -0-

--------------
(1) "Beneficial ownership" is defined in the regulations promulgated by the U.S. Securities and Exchange Commission as having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2) Includes options to purchase up to 500,000 shares of common stock at an exercise price of $2.00 per share, which options will be exercisable until December 9, 2004. These options were granted pursuant to the 1999 Plan and will become exercisable only upon approval of the 1999 Plan by the stockholders. Also includes Class A warrants to purchase 210,000 shares of common stock held by Mr. McClere, Class A warrants to purchase 50,000 shares held by the Rachel McClere 1998 Trust and Class A warrants to purchase 200,000 shares held by the McClere Family Trust. The Class A warrants currently are exercisable at an exercise price of $3.00 per share until the warrants expire on April 24, 2003. Also includes Class B warrants to purchase 210,000 shares of common stock held by Mr. McClere, Class B warrants to purchase 50,000 shares held by the Rachel McClere 1998 Trust and Class B warrants to purchase 200,000 shares held by the McClere Family Trust. The Class B warrants currently are exercisable at an exercise price of $6.00 per share until the warrants expire on April 24, 2008. Also includes 312,500 shares held by the Rachel McClere 1998 Trust and 1,250,000 shares held by the McClere Family Trust. Also includes 1,500,000 shares of common stock and warrants to purchase 480,000 shares of common stock, all of which are held by Tech Technologies Services LLC. Mr. McClere owns 90 percent of the outstanding equity interests in Tech Technologies. The warrants held by Tech Technologies consist of the following: (A) currently exercisable Class A warrants to purchase 240,000 shares of common stock at an exercise price of $3.00 per share until the warrants expire on April 24, 2003, and (B) currently exercisable Class B warrants to purchase 240,000 shares of common stock at an exercise price of $6.00 per share until the warrants expire on April 24, 2008.

(3) Includes options to purchase up to 500,000 shares of common stock at an exercise price of $2.00 per share, which options will be exercisable until December 9, 2004. These options were granted pursuant to the 1999 Plan and will become exercisable only upon approval of the 1999 Plan by the stockholders. Also includes immediately exercisable Class A warrants to purchase 300,000 shares of common stock at an exercise price of $3.00 per share until the warrants expire on April 24, 2003. Also includes immediately exercisable Class B warrants to purchase 300,000 shares of common stock at an exercise price of $6.00 per share until the warrants expire on April 24, 2008. Also includes 625 shares held by Mr. McLeroy's wife.

(4) Consists of options to purchase up to 400,000 shares of common stock for $.25 per share until December 9, 2004. Exercise of these options is subject to stockholder approval of the 1999 Plan. Upon receipt of stockholder approval, options to purchase 100,000 of these shares will then be immediately exercisable and options to purchase 100,000 shares will become exercisable on each of August 16, 2001, August 16, 2002 and August 16, 2003.

                              PLAN OF DISTRIBUTION

     15,000,000 shares may be offered by the selling stockholders pursuant to this prospectus, including 6,027,500 shares underlying issued and outstanding warrants and options. Warrants to purchase 3,010,000 shares currently are exercisable and options to purchase 1,277,375 shares will become exercisable upon approval of the 1999 Plan by our stockholders. We will not receive proceeds from any sales of the 15,000,000 shares described in this prospectus. Any funds received upon the exercise of options or warrants covered by this prospectus will be added to our working capital.

                                  LEGAL MATTERS

     Patton Boggs LLP, Denver, Colorado, has acted as our counsel in connection with this offering, including the validity of shares that may be offered by this prospectus.

                                     EXPERTS

     The audited financial statements of ClearWorks.net, Inc. appearing in our Form 10-SB/A-3 filed with the Securities And Exchange Commission on October 20, 1999 have been examined by McManus & Co., P.C., certified public accountants. These financial statements are incorporated into this prospectus by reference to that Form 10-SB/A-3 in reliance upon the report of that firm included with the financial statements and upon the authority of that firm as experts in auditing and accounting.

                       SECURITIES AND EXCHANGE COMMISSION
                       POSITION ON CERTAIN INDEMNIFICATION

     Pursuant to Delaware law, our Board Of Directors has the power to indemnify officers and directors, present and former, for expenses incurred by them in connection with any proceeding they are involved in by reason of their being or having been an officer or director. The person being indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. Our Bylaws grant this indemnification to our officers and directors.

     To the extent that indemnification for liability arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

               DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS AND
                              CAUTIONARY STATEMENTS

     This prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact included in this prospectus, including without limitation the statements under "Prospectus Summary" and "Risk Factors", regarding our financial position, business strategy, plans and objectives for future operations and capital expenditures, are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, we can give no assurance that the expectations will prove to have been correct.

     Additional statements concerning important factors that could cause actual results to differ materially from our expectations ("Cautionary Statements") are disclosed in the "Risk Factors" section and elsewhere in this prospectus. All written and oral forward-looking statements attributable to us or persons acting on our behalf subsequent to the date of this prospectus are expressly qualified in their entirety by the Cautionary Statements.

                       WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement on Form S-8 we filed with the Commission under the Securities Act. This prospectus does not contain all the information included in the registration statement and exhibits to the registration statement. Statements included in this prospectus concerning the content of any contract or other document referred to are not necessarily complete. For further information, please review the registration statement and to the exhibits and schedules filed with the registration statement. In each instance where a statement contained in this prospectus regards the contents of any contract or other document filed as an exhibit to the registration statement, you should review the copy of that contract or other document filed as an exhibit to the registration statement for complete information. Those statements are qualified in all respects by this reference.

     We are subject to the periodic reporting and other informational requirements of the Exchange Act. The reports and other information that we file with the Commission can be inspected and copied at public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024 and at the following regional offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, New York, New York 10048. Copies of these materials also can be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Documents filed electronically by us with the Commission are available at the Commission's World Wide Web site at http://www.sec.gov. The SEC's World Wide Web site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. Information about the operation of the Commission's public reference facilities may be obtained by calling the Commission at 1-800-SEC-0330.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means: incorporated documents are considered part of this prospectus; we can disclose important information to you by referring to those documents; and information we file with the Securities And Exchange Commission will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below, which were filed with the Commission under the Exchange Act:

     * Our Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999 which was filed with the Commission on November 12, 1999.

     * The description of our common stock contained in our General Form For Registration Of Securities on Form 10-SB/A-3 which was filed with the Commission on October 20, 1999; and

     * Any reports filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made under this prospectus.

     We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated in this prospectus by reference. Requests for such copies should be directed to ClearWorks.net, Inc., Attention: Stockholder Relations, 2450 Fondren, Suite 200, Houston, Texas 77063, (713) 334-2595.

                                    * * * * *

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation Of Documents By Reference.
-------------------------------------------------

     The documents listed in (a) and (b) below are incorporated by reference in the registration statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of the filing of such documents.

     (a) Our Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999 which was filed with the Commission on November 12, 1999;

     (b) The description of our common stock contained in our General Form For Registration Of Securities on Form 10-SB/A-3 which was filed with the Commission on October 20, 1999; and

     (c) Any reports filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made under this prospectus.

Item 4. Description Of Securities.
----------------------------------

     Employees may receive "Stock Appreciation Rights" which may consist of a right to receive a payment, in cash or common stock, equal to the excess of the "Fair Market Value" or other specified valuation of a specified number of shares of common stock on the date the stock appreciation rights is exercised over specified strike price as set forth in the applicable award agreement. For this purpose, "Fair Market Value" shall be based upon the highest and lowest sales price per share of common stock on the consolidated transaction reporting system for the principal such national securities exchange on that date. If no sale was so reported on that date, "Fair Market Value" shall be determined as of the last preceding date on which such a sale was so reported.

Item 5. Interest Of Named Experts And Counsel.
----------------------------------------------

     Not applicable.

Item 6. Indemnification Of Officers And Directors.
--------------------------------------------------

     The provisions of the General Corporation Law of Delaware provide for the indemnification of the directors and officers of the Company. These provisions generally permit indemnification of directors and officers against costs, liabilities and expenses of any threatened, pending or completed action, suite or proceeding that any such person may incur by reason of serving in such positions if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such persona had been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Any determination that indemnification of a director or an officer, unless ordered by the court, must be made by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than quorum; or if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or by the stockholders.

     In addition to the general indemnification section, Delaware law provides further protection for directors under Section 102(b)(7) of the General Corporation Law of Delaware. This section was enacted in June 1986 and allows a Delaware corporation to include in its Certificate Of Incorporation a provision that eliminates and limits personal liability of a director for monetary damages for breaches of the director's fiduciary duty of care, provided that any such provision does not (in the words of the statute) do any of the following:

               "eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title [dealing with willful or negligent violation of the statutory provision concerning dividends, stock purchases and redemptions], or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. . ."

     The Eleventh Article of the Articles of Incorporation of the Company provides that the Company shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 6.10 of the Company's Bylaws provides that the Company shall indemnify all of its officers and directors, past, present and future, against any and all expenses incurred by them, including but not limited to legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of the Company.

Item 7. Exemption From Registration Claimed.
--------------------------------------------

     Not Applicable.

Item 8.  Exhibits.
-------  ---------

            4.1   Long-Term Incentive Plan (Incorporated by reference to
                  Exhibit 10(f) to Registrant's Form 10-SB filed on June 30, 1999.)
            4.2   Stock Warrant Plan (Incorporated by reference to Exhibit 10(g)
                  to Registrant's Form 10-SB filed on June 30, 1999.)
            4.3   Specimen Warrant Certificate (Incorporated by reference to
                  Exhibit 4.2 to Registrant's registration statement on
                  Form S-8 filed on December 29, 1999).
            5.1   Opinion of Patton Boggs LLP regarding legality.
           23.1   Consent of Patton Boggs LLP (included in Exhibit 5.1).
           23.2   Consent of McManus & Co., P.C.
           24.1 Power of Attorney (included in Part II of this registration statement under the caption "Signature").

Item 9.  Undertakings.
-------  -------------

(a)      The undersigned Company hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

               (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act and are incorporated by reference to the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies and verifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 16th day of March, 2000.

                              CLEARWORKS.NET, INC.


                              By:  /s/ Michael T. McClere
                                   --------------------------------------------
                                   Michael T. McClere, Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of the Registrant, by virtue of their signatures to this registration statement appearing below, hereby constitute and appoint Michael T. McClere or Shannon D. McLeroy and each or either of them, with full power of substitution, as attorneys-in-fact in their names, place and stead to execute any and all amendments to this registration statement in the capacities set forth opposite their name and hereby ratify all that said attorneys-in-fact and each of them or his substitutes may do by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.



Signature                        Title                                         Date
---------                        -----                                         ----

/s/ Michael T. McClere           Chief Executive Officer (Principal            March 16, 2000
-------------------------------- Executive Officer); Chairman Of The
Michael T. McClere               Board; and Director

/s/ Shannon D. McLeroy           President; and Secretary                      March 16, 2000
--------------------------------
Shannon D. McLeroy

/s/ Carl A. Chase                Chief Financial Officer; and Treasurer        March 16, 2000
-------------------------------- (Principal Financial Officer and
Carl A. Chase                    Principal Accounting Officer)

/s/ Dennis Majeski               Director                                      March 16, 2000
--------------------------------
Dennis Majeski

                                 Director                                      March __, 2000
--------------------------------
Raymond G. Harrell III


                                  Exhibit Index


       4.1        Long-Term Incentive Plan (Incorporated by reference to
                  Exhibit  10(f)  to  Registrant's  Form  10-SB  filed  on  June
                  30,1999.)

       4.2 Stock Warrant Plan (Incorporated by reference to Exhibit 10(g) to Registrant's Form 10-SB filed on June 30, 1999.)

       4.3        Specimen Warrant Certificate (Incorporated by reference to
                  Exhibit 4.2 to Registrant's registration statement on Form S-8 filed on December 29, 1999).

       5.1        Opinion of Patton Boggs LLP regarding legality.

      23.1        Consent of Patton Boggs LLP (included in Exhibit 5.1).

      23.2        Consent of McManus & Co., P.C.

      24.1 Power of Attorney (included in Part II of this registration statement under the caption "Signature").